                                                                    Exhibit 11


                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                           Three months ended March 31,
                                                           ----------------------------
                                                               1996            1995
                                                           ------------   -------------
Net income...........................................      $      470.5   $       414.5
                                                           ============   =============


Earnings Per Common Share
- -------------------------
Weighted average shares outstanding..................       437,697,319     436,381,047
Incremental shares from assumed exercise of stock
  options and payment of performance share awards....         2,523,938       1,002,653
                                                           ------------   -------------
Total shares.........................................       440,221,257     437,383,700
                                                           ============   =============

Net income...........................................      $       1.07   $         .95
                                                           ============   =============

Fully Diluted Earnings Per Common Share*
- ----------------------------------------
Weighted average shares outstanding..................       437,697,319     436,381,047
Incremental shares from assumed exercise of stock
 options and payment of performance share awards.....         2,523,938       1,031,322
                                                           ------------   -------------
Total shares.........................................       440,221,257     437,412,369
                                                           ============   =============

Net income...........................................      $       1.07   $         .95
                                                           ============   =============

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.